UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2006
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado	1-31398	75-2811855
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2911 South County Road 1260 Midland, Texas	79706
(Address of Principal Executive Offices)	(Zip Code)
432-563-3974
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On March 2, 2006, Natural Gas Services Group, Inc. (“NGS”) entered into an Underwriting Agreement with Morgan Keegan & Company, Inc. (the “Underwriting Agreement”), with respect to the issue and sale by NGS of 2,468,000 shares of common stock, par value $0.01 per share, and the sale by Selling Stockholders of 382,000 shares of common stock.
     The Underwriting Agreement provides for the sale by NGS of 2,468,000 shares of common stock (plus an option exercisable by the underwriter for an additional 427,500 shares of common stock to cover over-allotments) and the sale by the Selling Stockholders of an additional 382,000 shares of common stock at a per share price to the underwriter of $16.49375, and an initial per share public offering price by the underwriter of $17.50.
     The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
     Attached hereto as Exhibit 99.1 is a press release issued by Natural Gas Services Group, Inc. on March 8, 2006.
     Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of Natural Gas Services Group, Inc, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated March 2, 2006

99.1	Press Release, dated March 8, 2006 (furnished pursuant to General Instruction B.2 of Form 8-K)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

By:	/s/ Stephen C. Taylor

Stephen C. Taylor, Chairman of the Board, President and Chief Executive Officer
Dated: March 8, 2006

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated March 2, 2006

99.1	Press Release, dated March 8, 2006 (furnished pursuant to General Instruction B.2 of Form 8-K)

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